Exhibit 10.4

AMENDMENT NO. 1

TO

CFO SERVICE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the CFO Service Agreement dated June 30, 2017 (the “Agreement”) is entered into as of December 29, 2017 (the “Effective Date”), by and among DANDRIT BIOTECH BIOTECH A/S., CVR no. 26 02 73 22, a Denmark corporation (the “Company”) and the Crossfield, Inc., Robert E. Wolfe (the “Consultant” and together with the Company, the “Parties”). Capitalized terms not Defined herein shall have the meaning set forth in the Agreement.

RECITALS:

WHEREAS, on June 30, 2017 the Company and the Consultant entered into the Agreement pursuant to which the Consultant would act as chief financial officer of the Company and its Parent Company; and

WHEREAS, the Parties now desire to amend the Agreement in order to amend the remuneration, and other provisions, on the terms and conditions set forth herein.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

1. Recitals. The foregoing Recitals are true and correct and are incorporated herein by this reference.

2. Amendment to Section 2. Section 2 of the Agreement is hereby amended to read in its entirety:

2.1 The CFO is to be paid USD $240,000 per year. The salary is to be paid monthly in arrears on the last business day of the month, the first time being on January 31, 2018.

2.2 The payment is made by transfer to a personal or corporate account as decided by the CFO. The tax implications for the CFO resulting from the above are of no concern to the Company.

2.3 The remuneration is to be discussed with the CEO once a year in December, for the first time in December 2018. Any changes are to take effect as from January of the following year.

2.4 The parties acknowledge, that the situation in the company can change, such that the CFO responsibilities will require more time and effort than indicated in this contract. In such a situation the parties will discuss increased time/responsibilities and remuneration.

2.5 As a one-time signing fee the CFO receives at the time of signing this agreement USD $7,500.00

2.6 The Company will provide full health care benefits to the Consultant until the Agreement is terminated.

3. Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or digital transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Amendment No. 1 to CFO Service Agreement to be executed by their respective officers, hereunto duly authorized, as of the Effective Date.

DANDRIT BIOTECH USA, INC.

By:	/s/ Eric Leire
Name:	Eric Leire
Title:	CEO

CONSULTANT:

By:	/s/ Robert Wolfe
Consultant:	Crossfield Inc.
Name:	Robert Wolfe
Title:	Chairman & CEO
Date:	December 29, 2017